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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-52065; No. 333-74255 and No. 333-87786) and on
Form S-3 (No. 333-92388) of our report dated December 18, 2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is also incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Houston, Texas
December 18, 2002